SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

TVC TELECOM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	0-28330	95-4561156
(State or jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Biscayne Boulevard, Suite 704, Miami, Florida 33137

Address of principal executive offices

305-572-0575

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

Sale of Subsidiary. Effective as of October 27, 2003, the Registrant completed the sale of the net assets of its wholly-owned subsidiary Mundo Express of NY, Ltd., a New York corporation (“Mundo Express”) to Mateo Express, Inc., a privately held New York corporation (“Mateo Express”), in accordance with the terms and conditions of that certain Asset Purchase Agreement, dated October 7, 2003, the form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Mundo Express, the Registrant’s retail division, operates retail call shops in New York and New Jersey, and is engaged in the business of money transfers by wire, check cashing and related activities and owns the assets associated with that business in eight locations in such states. In addition to the purchase price of $210,000 for all of the assets, properties and rights of Mundo Express relating to its business, Mateo Express and the Registrant entered into a two-year renewable strategic alliance/supplier agreement specifying the Registrant as exclusive supplier of long-distance services.

On October 27, 2003, the Registrant issued a press release announcing the sale of the net assets of Mundo Express of NY, Ltd., the form of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Asset Purchase Agreement dated October 7, 2003, by and between TVC Telecom Incorporated and Mateo Express, Inc.

99.2	TVC Telecom Incorporated Press Release, dated October 27, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVC TELECOM INCORPORATED

By:	/s/ Harley L. Rollins
Harley L. Rollins, President

Dated: November 5, 2003

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Asset Purchase Agreement, dated October 7, 2003, by and between TVC Telecom Incorporated and Mateo Express, Inc.

99.2	TVC Telecom Incorporated Press Release, dated October 27, 2003.